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SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 10, 2002

CARREKER CORPORATION
(Exact name of registrant as specified in charter)

Delaware (State or other jurisdiction of incorporation)	0-24201 (Commission File Number)	75-1622836 (IRS Employer Identification No.)
4055 Valley View Lane Dallas, Texas 75244 (Address of principal executive offices)
(972) 458-1981 (Registrant's telephone number, including area code)

Item 5. Other Events.

        On December 10, 2002, Carreker Corporation announced that it is reviewing its financial statements, principally focusing on the timing of its recognition of revenues during prior periods. The review is being performed in conjuction with the work of a Special Committee of independent board members established by Carreker's Board of Directors. Carreker indicated that it believes that as a result of the review it may be required to restate its financial statements for prior periods.

        A copy of the press release issued on December 10, 2002 announcing the foregoing and other related information is attached as an exhibit to this report.

Item 7. Exhibits

Exhibit Number	Description
99.1	Carreker Corporation press release dated December 10, 2002

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 10, 2002
CARREKER CORPORATION
	By:	/s/ TERRY L. GAGE Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Carreker Corporation press release dated December 10, 2002

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  Item 5. Other Events.
  Item 7. Exhibits
SIGNATURES
EXHIBIT INDEX